MENTOR REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL
RESULTS FOR FISCAL YEAR 2006

•     Sales from the Aesthetic Medicine, Surgical Urology and Clinical and Consumer Healthcare Business
  Segments Were $133.6 Million in the Fourth Quarter of Fiscal Year 2006 and $503.7 Million for Fiscal
  Year 2006

•     Sales from Continuing Operations, which only Includes Sales from the Aesthetic Medicine Business
      Segment, Were $72.4 Million in the Fourth Quarter of Fiscal Year 2006, an Increase of 5% Over Sales
      of $68.7 Million in the Fourth Quarter of Fiscal Year 2005

•     Diluted GAAP Earnings per Share Were $0.31 in the Fourth Quarter of Fiscal Year 2006, Compared to
  $0.19 in the Fourth Quarter of Fiscal Year 2005

•     Sales from Continuing Operations Were $268.3 Million for Fiscal Year 2006, an Increase of 7% Over
  Sales of $251.7 Million from Continuing Operations for Fiscal Year 2005

•     Diluted GAAP Earnings per Share Were $1.29 for Fiscal Year 2006, Compared to $1.17 for Fiscal
  Year 2005

SANTA BARBARA, May 22, 2006 - Mentor Corporation (NYSE:MNT), a leading supplier of medical products in the United States and internationally, today announced financial results for the fourth quarter and full year for fiscal year 2006.  In light of the anticipated sale of Mentor's Surgical Urology and Clinical and Consumer Healthcare business segments, the Urology business has been classified as a discontinued operation, and all periods presented have been adjusted.  See "Reclassification of Urology Business" below for more information.

"We are continuing to aggressively position Mentor to be a leader focused on the field of aesthetic medicine.  We have a broad product portfolio and a vibrant development pipeline targeting some of the highest potential areas in the market with a strong financial position that we can use to support high growth, high margin opportunities," commented Joshua H. Levine, President and Chief Executive Officer of Mentor.  "During the quarter, we continued to drive both our urology and aesthetics businesses.  We announced that we will begin marketing and distributing the innovative niacin-based NIA 24 line of cosmeceutical products for facial rejuvenation.  In addition, while working to finalize and execute the definitive agreement for the purchase of Mentor's urology business by Coloplast A/S, in April we received FDA approval to begin marketing our new NovaSilk™ synthetic mesh product for use in the treatment of pelvic organ prolapse in the United States."

Total Sales
Sales from the aesthetics, surgical urology and clinical and consumer healthcare business segments were $133.6 million in the fourth quarter of fiscal year 2006 including $3.1 million of negative foreign currency exchange effects and $503.7 million for fiscal year 2006 including $3.6 million of negative foreign currency exchange effects.

Sales from continuing operations in the fourth quarter of fiscal year 2006 were $72.4 million including $0.4 million of negative foreign exchange effects, an increase of 5% over sales from continuing operations of $68.7 million in the fourth quarter of fiscal year 2005.  Sales from continuing operations in fiscal year 2006 were $268.3 million, an increase of 7% over continuing operations sales of $251.7 million fiscal year 2005, with no material impact from foreign exchange.  For the year, the increase in sales came primarily from international markets.

Gross Profit
Gross profit from continuing operations for the fourth quarter and full year of fiscal year 2006 was $52.4 million, or 72.4% of sales, and $199.1 million, or 74.2% of sales, respectively, compared to $52.2 million, or 76.1% of sales, and $187.2 million, or 74.3% of sales, respectively, in the fourth quarter and full year of fiscal year 2005.  For fiscal year 2006, the gross margin remained unchanged from fiscal year 2005, with variations in quarterly results primarily due to timing of the building of silicone gel breast implant inventory in anticipation of a potential FDA approval.

Selling, General & Administrative
Selling, general and administrative (SG&A) expenses in the fourth quarter and full year of fiscal year 2006 were $26.0 million, or 35.9% of sales, and $101.0 million, or 37.6% of sales, respectively, compared to $24.5 million, or 35.7% of sales, and $86.4 million, or 34.3% of sales in the fourth quarter and full year of fiscal year 2005.  Included in SG&A expense in the fourth quarter and full year 2006 were pre-tax charges of $0.1 million and $3.4 million, respectively, related to the Company's acquisition activity in aesthetic medicine that did not materialize.

For the year, the increase in SG&A expense was primarily related to the costs associated with the Company's acquisition activity, expansion of its sales force, the initiation of facial aesthetic marketing programs, physician training and support initiatives, long-term incentive-based equity compensation expense and the development of marketing materials and programs in anticipation of a silicone gel breast implant approval.

Research & Development
Research and development (R&D) expenses in the fourth quarter and full year of fiscal year 2006 were $7.4 million and $29.0 million respectively, compared to $7.4 million and $25.2 million respectively in the fourth quarter and full year of fiscal year 2005.  For the year, the Company's investment in R&D supported the ongoing review of its pending silicone gel-filled breast implant Pre-Market Approval (PMA) application, its Contour Profile Gel PMA submission, its botulinum toxin type A clinical development program, and the Puragen Plus™ development program.

•        Silicone Gel Filled Breast Implants

Mentor's discussions with the U.S. Food and Drug Administration (FDA) regarding the Company's MemoryGel™ silicone gel breast implant PMA are primarily focused on post-approval patient monitoring and data collection.

•         Hyaluronic Acid-Based Dermal Filler

In the third quarter 2006, Mentor reported that it had identified potential issues with some of the data in its pivotal clinical study of Puragen Plus that required further evaluation and resulted in a delay in its PMA submission.  Based on the preliminary results of this evaluation, the Company has developed a plan to move forward with the goal of submitting the first section of its modular PMA in late summer or early fall of this year, and to complete the submission in the spring of 2007.

•        Botulinum Toxin Type A

Mentor continues to pursue the phase 2 dose-finding study of its botulinum toxin type A product for cosmetic indications.  In addition, in May 2006 the Company announced that it had begun the phase 1 dose escalation study of its botulinum toxin product focused on the therapeutic indication for the treatment of pain associated with adult onset spasmodic torticollis/cervical dystonia in the United States.

Discontinued Operations
In October 2005, Mentor announced its plan to seek strategic alternatives for the Company's Urology business.  In May 2006, Mentor announced that it had executed a definitive agreement for the sale of its Urology business to Coloplast A/S for $463 million.  Net income from discontinued operations was $1.4 million and $14.3 million, respectively, for the fourth quarter and full year of fiscal 2006, compared to $2.2 million and $12.1 million, respectively, for the fourth quarter and full year of fiscal 2005.

Included in discontinued operations results in the fourth quarter and full year 2006 were pre-tax charges of $4.4 million and $6.1 million, respectively, related to pending divestiture of the Company's Urology business.  Included in discontinued operations results in the fourth quarter and full year 2005 were charges of $6.6 million related to the Company's restructuring and long-lived asset impairment.

Charges Related to Strategic Initiatives
During the fourth quarter 2006, Mentor recorded a total of $4.5 million in charges related to the Company's strategic initiatives of which $4.4 million was related to the pending divestiture of the Company's Urology business and $0.1 million in charges related to Mentor's acquisition activity in aesthetic medicine that did not materialize.  Net of taxes, these charges equated to approximately $0.05 per share.

For fiscal year 2006, Mentor recorded $9.5 million in charges related to the Company's strategic initiatives, all of which were recorded in SG&A expense.  Net of taxes, these charges equated to $0.12 per share.  These charges included $6.1 million, or $0.07 per share, of expenses related to the pending divestiture of the Company's Urology business, and $3.4 million, or $0.05 per share, of expenses related to Mentor's acquisition activity in aesthetic medicine that did not materialize.

Charges Related to Long-Term Incentive Equity Compensation
Mentor will adopt the provisions of Statement of Financial Accounting Standards 123(R) in fiscal year 2007 and expects to record a pre-tax charge of approximately $13 million, or $0.17 per share in long-term incentive equity compensation expense.  In fiscal year 2006, Mentor incurred a pre-tax charge of approximately $1.5 million, or approximately $0.02 per share, in long-term incentive equity compensation expense, split between the third and fourth quarters.

Earnings Per Share
Mentor reported diluted GAAP earnings per share (EPS) of $0.31 in the fourth quarter of fiscal year 2006, compared to $0.19 in the fourth quarter of fiscal year 2005.  Included in results for the fourth quarter of fiscal year 2006 are, net of tax effect, approximately:

•         $0.01 per share of charges related to the Company's long-term incentive equity compensation plan; and

•         $0.05 per share of charges related to the pending divestiture of the Company's Urology business.

Excluding these charges, non-GAAP EPS would have been $0.37 in the fourth quarter of fiscal year 2006, compared to non-GAAP EPS of $0.42 per share in the fourth quarter of fiscal year 2005.  The shares used to calculate earnings per share for the fourth quarter 2006 were 51.1 million shares compared to 48.1 million shares in the fourth quarter 2005.

Mentor reported diluted GAAP earnings per share (EPS) of $1.29 in fiscal year 2006, compared to $1.17 in fiscal year 2005.  Included in results for the year are, net of tax effect, approximately:

•        $0.05 per share of charges related to Mentor's acquisition activity in aesthetic medicine that did not materialize;

•        $0.02 per share related to the Company's long-term incentive equity compensation plan; and

•        $0.07 per share of charges related to the pending divestiture of the Company's Urology business.

Excluding these charges, non-GAAP EPS would have been $1.43 for fiscal year 2006, compared to non-GAAP EPS of $1.40 per share in fiscal year 2005.  The shares used to calculate earnings per share for fiscal year 2006 were 50.9 million shares compared to 49.7 million shares for fiscal year 2005.

Guidance
For fiscal year 2007, Mentor expects that sales will be in the range of $290 million to $305 million, excluding the positive impact that a potential FDA approval of the Company's silicone gel breast implant PMA would have.  The Company expects to have leveraged earnings growth later in the fiscal year with operating margins in Mentor's continuing aesthetics business in the mid-to high twenty percent range in the second half of fiscal year 2007.

In accordance with Mentor's adoption of FAS 123(R), the Company will begin reporting all expenses related to the Company's long-term incentive equity compensation program in our financial results.  In fiscal year 2007, Mentor expects to record approximately $13 million in incentive-based equity compensation expense, representing approximately $0.17 per share.

Stock Repurchase Plan
During the fourth quarter, Mentor announced that its Board of Directors had authorized the repurchase of an additional 5 million shares of common stock.  Approximately 950,000 shares were repurchased at an average price of $43 per share from two directors who retired during the quarter.  Repurchases may occur from time to time subject to blackout periods and other restrictions at the discretion of management.

Dividend
Mentor declared a dividend of $0.18 per share in the fourth quarter of fiscal year 2006, compared to $0.17 per share in the fourth quarter of fiscal year 2005, and total dividends of $0.71 in fiscal year 2006.

Balance Sheet
Mentor ended fiscal year 2006 with $201.0 million in cash and marketable securities, an increase of approximately $88.1 million over the $112.9 million at the end of fiscal year 2005.  This does not include the estimated $340 million in anticipated proceeds, net of taxes, from the pending sale of Mentor's Urology business to Coloplast.  During the quarter, Mentor borrowed $14 million to partially fund the repatriation of foreign earnings.  In addition, at year end the Company had $150 million outstanding in convertible notes.

Reclassification of Urology Business
Mentor's financial statements have been reclassified for all periods to reflect the pending divestiture of Mentor's Urology business.  The pending sale of Mentor's Urology business means that Mentor must treat its Urology business as a discontinued operation.  Under discontinued operations reporting, all current and historical financial data is reclassified to reflect the results of the discontinued operation as a single line item below operating income for each period reported.

Included with this press release is a schedule showing quarterly and full year unaudited results for fiscal year 2005 and 2006 with the Urology business reflected as a discontinued operation.

Note Regarding Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as operating income, net income and earnings per share information for the fourth quarter and full year included in this press release are different from those otherwise presented under GAAP as these non-GAAP measures exclude costs and expenses related to strategic initiatives, including the divestiture of Mentor's urology business and acquisition activities in aesthetic medicine, and equity compensation expense.

Discontinued operations are the Surgical Urology and Clinical and Consumer Healthcare business segments for which Coloplast and Mentor entered into a definitive agreement for Mentor to sell to Coloplast.  Mentor has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by the pending sale of the Urology business (which has not yet occurred) and nonrecurring acquisition activities, and therefore are helpful in understanding Mentor's underlying operating results.  These non-GAAP measures are some of the primary measures Mentor's management uses for planning and forecasting.  These measures are not in accordance with, or an alternative to GAAP and these non-GAAP measures may not be comparable to information provided by other companies.  Reconciliations of GAAP to non-GAAP results are presented at the end of this press release.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (800) 283-4799 at 6:00 p.m. EDT today until Midnight EDT May 29, 2006.  You may also listen to the live web cast at 5:00 p.m. EDT today or the archived call at www.mentorcorp.com, Investor Relations site under "Conference Calls".

Safe Harbor Statement
This release contains forward-looking statements including, but not limited to, statements relating to Mentor's anticipated product development activity and market acceptance of those products; the continuing United States Food and Drug Administration (FDA) review of the Company's silicone gel PMA; the Company's anticipation that it will complete the sale of its Urology business to Coloplast in a timely manner, if at all; the Company's aggressive positioning to be a leader in aesthetic medicine, capitalizing on the evolving trends in the market through internal research and development programs and through strategic transactions that will provide further momentum in this fast growing and profitable segment and its commitment to execute Mentor's strategy to become focused exclusively in aesthetic medicine; the Company's expectations that it can meet the conditions stipulated by FDA for its silicone gel implant PMA; and the Company's plan to move forward with the goal of submitting the first section of its modular Puragen Plus PMA in late summer or early fall of this year, and to complete the submission in the spring of 2007.

A number of factors could cause actual results to differ from the forward-looking statements including, but not limited to, the timing and conditions, if any, of FDA approval of the Company's various silicone gel implant PMAs; the ability of the Company to move forward in a timely manner with the PMA for its hyaluronic acid-based dermal filler and the outcome of such PMA applications; the impact on revenue and expenses of delays in FDA approval for the sale of any of the Company's products; seasonal factors which affect demand for aesthetic products; the ability of the Company to identify and implement other product opportunities in the aesthetic medicine segment; the ability of the Company to satisfy the conditions to closing and complete the sale of its Urology business to Coloplast and the absence of any regulatory or other barriers to completion of the sale; competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products; disruptions or other problems with our sources of supply; significant product liability or other claims; difficulties with new product development and market acceptance; changes in the mix of our products sold; patent conflicts; product recalls; FDA delay in or approval or rejection of other new or existing products; changes in Medicare, Medicaid or third-party reimbursement policies; changes in government regulation; use of hazardous or environmentally sensitive materials and other events.

These forward-looking statements are based on Mentor's current expectations, estimates, projections, beliefs and assumptions.  These forward-looking statements speak only as of the date hereof and are based upon the information available to the Company at this time.  Such information is subject to change, and Mentor will not necessarily inform you of such changes.  These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, Mentor's actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Mentor include, but are not limited to, our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8‑K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:
Mentor Corporation
Peter R. Nicholson
Vice President, Corporate Development
(805) 879-6082

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,		%	Twelve Months Ended March 31,		%
	2006	2005	Change	2006	2005	Change
Net sales	$72,402	$68,679	5%	$268,272	$251,726	7%

Cost of sales	19,964	16,430	22%	69,209	64,576	7%
Gross profit	52,438	52,249	0%	199,063	187,150	6%

Selling, general and administrative	25,996	24,551	6%	100,962	86,351	17%
Research and development	7,422	7,370	1%	29,036	25,234	15%
Restructuring charge	-	10,184	-	-	10,184	-
	33,418	42,105	(21)%	129,998	121,769	7%

Operating income from continuing operations	19,020	10,144	88%	69,065	65,381	6%

Interest (expense)	(1,546)	(1,320)	17%	(5,690)	(5,093)	12%
Interest income	1,623	360	351%	4,124	1,951	111%
Other income (expense)	(90)	233	(139)%	186	506	(63)%

Income before income taxes	19,007	9,417	102%	67,685	62,745	8%

Income taxes	5,431	3,259	67%	19,606	19,937	(2)%
Net income from continuing operations	13,576	6,158	121%	48,079	42,808	12%
Net income from discontinued operations (net of income tax expense of 1,068 and 1,172 for Q4; 10,560 and 6,409 for YTD)	1,444	2,206	(35)%	14,278	12,073	18%
Net income	$15,020	$8,364	80%	$62,357	$54,881	14%

Basic earnings per share
Earnings per share from continuing operations	$0.31	$0.15	106%	$1.12	$1.02	10%
Earnings per share from discontinued operations	0.03	0.06	(40)%	0.33	0.29	15%
	$0.34	$0.21	62%	$1.45	$1.31	11%

Diluted earnings per share
Earnings per share from continuing operations	$0.28	$0.14	93%	$1.01	$0.93	9%
Earnings per share from discontinued operations	0.03	0.05	(35)%	0.28	0.24	16%
	$0.31	$0.19	62%	$1.29	$1.17	10%

Dividends per share	$0.18	$0.17	6%	$0.71	$0.66	8%

Weighted average shares outstanding
Basic	43,406	40,579	7%	42,995	41,921	3%
Diluted	51,061	48,138	6%	50,870	49,667	2%

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)

	Three Months Ended March 31,		%	Twelve Months Ended March 31,		%
	2006	2005	Change	2006	2005	Change
Breast aesthetics	$62,887	$58,906	7%	$233,189	$217,420	7%
Body aesthetics	4,912	5,323	(8)%	17,782	18,609	(4)%
Other aesthetics, including facial	4,603	4,450	3%	17,301	15,697	10%
Sales from continuing operations	72,402	68,679	5%	268,272	251,726	7%

Surgical urology sales	34,445	35,125	(2)%	129,470	129,292	0%
Clinical and consumer sales	26,773	27,781	(4)%	105,992	102,379	4%
Sales from discontinued operations	61,218	62,906	(3)%	235,462	231,671	2%

Total sales	$133,620	$131,585	2%	$503,734	$483,397	4%

MENTOR CORPORATION
NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATIONS**
(unaudited, in thousands, except per share data)
	Three Months Ended March 31, 2006		Twelve Months Ended March 31, 2006
Continuing operations
GAAP net income and EPS from continuing operations*	$13,576	$0.28	$48,079	$1.01

Strategic initiatives expenses - acquisitions	126	-	3,382	0.07
Tax effect of strategic initiative charges - acquisition	(37)	(0.00)	(981)	(0.02)
Net effect of strategic initiative charges - acquisition	89	(0.00)	2,401	0.05

Equity compensation charges	709	0.01	1,471	0.03
Tax effect of equity compensation charges	(206)	(0.00)	(427)	(0.01)
Net effect of equity compensation charges	503	0.01	1,044	0.02

Non-GAAP net income and EPS from continuing operations	$14,168	$0.29	$51,524	$1.08

Discontinued operations
GAAP net income and EPS from discontinued operations	$1,444	$0.03	$14,278	$0.28

Strategic initiative charges - divesture	4,406	0.09	6,140	0.12
Tax effect of strategic initiative charges - divesture	(1,873)	(0.04)	(2,610)	(0.05)
Net effect of strategic initiative charges - divesture	2,533	0.05	3,530	0.07

Non-GAAP net income and EPS from discontinued operations	3,977	0.08	17,808	0.35
Total non-GAAP net income and earnings per share	$18,145	$0.37	$69,332	$1.43

	Three Months Ended March 31, 2005		Twelve Months Ended March 31, 2005
Continuing operations
GAAP net income and EPS from continuing operations*	$6,158	$0.14	$42,808	$0.93

Severance charges	9,567	0.20	9,567	0.20
Restructuring & impairment charges	617	0.01	617	0.01
Tax effect of charges	(3,239)	(0.07)	(3,239)	(0.07)
Net effect of charges	6,945	0.14	6,945	0.14

Non-GAAP net income and EPS from continuing operations	$13,103	$0.28	$49,753	$1.07

Discontinued operations
GAAP net income and EPS from discontinued operations*	$2,206	$0.05	$12,073	$0.24

Severance charges	3,189	0.07	3,189	0.06
Restructuring & impairment charges	3,382	0.07	3,382	0.07
Tax effect of charges	(2,280)	(0.05)	(2,280)	(0.05)
Net effect of charges	4,291	0.09	4,291	0.09

Non-GAAP net income and EPS from discontinued operations	$6,497	$0.14	$16,364	$0.33
Total non-GAAP net income and earnings per share	$19,600	$0.42	$66,117	$1.40

* Earnings per share are calculated using the "if converted" method for our $150 million of convertible notes.  See schedule of calculation of diluted earnings per share restated for continuing operations.

** Non-GAAP earnings per share do not total due to mathematical rounding.

MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	March 31, 2006	March 31,2005
Current assets:
Cash and marketable securities	$200,954	$112,894
Accounts receivable, net	58,199	57,218
Inventories	35,219	35,041
Deferred income taxes	25,795	20,077
Prepaid expenses and other	15,295	13,955
Total current assets	335,462	239,185

Property, plant and equipment, net	36,448	36,971

Intangible assets, net	15,745	17,251
Goodwill, net	9,244	9,031
Other assets	9,926	10,126
Net assets of discontinued operations	111,409	123,822
Total assets	$518,234	$436,386

Liabilities and shareholders' equity
Current liabilities	$105,792	$94,876
Bank borrowings	14,000	970
Long-term liabilities	18,984	15,385
Convertible subordinated notes	150,000	150,000
Shareholders' equity	229,458	175,155
Total liabilities and shareholders' equity	$518,234	$436,386

MENTOR CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE - RESTATED FOR CONTINUING OPERATIONS**
(unaudited, in thousands, except per share data)

	Fiscal Year 2005 ending March 31, 2005					Fiscal Year 2006 ending March 31, 2006
	Q1*	Q2*	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Net income as reported from continuing operations	$14,055	$9,910	$12,685	$6,158	$42,808	$17,075	$8,182	$9,246	$13,576	$48,079
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802	802	802	802	3,208
Numerator for diluted EPS calculation for continuing operations	$14,857	$10,712	$13,487	$6,960	$46,016	$17,877	$8,984	$10,048	$14,378	$51,287
Numerator for diluted EPS calculation for discontinued operations	$3,599	$2,624	$3,644	$2,206	$12,073	$5,400	$3,936	$3,498	$1,444	$14,278

Weighted average shares outstanding	42,163	42,548	42,367	40,579	41,921	42,234	43,253	43,535	43,406	42,995
Shares issuable through exercise of stock options	2,873	2,690	2,492	2,428	2,620	2,056	2,057	1,831	1,560	1,901
Shares issuable through conversion of convertible notes	5,121	5,124	5,128	5,131	5,126	5,133	5,136	5,139	5,143	5,138
Additional dilution for unvested restricted shares outstanding	-	-	-	-	-	-	-	276	289	140
Shares issuable through exercise of warrants (treasury stock method)	-	-	-	-	-	-	1,069	1,053	663	696
Denominator for diluted EPS from continuing operations	50,157	50,362	49,987	48,138	49,667	49,423	51,515	51,834	51,061	50,870
Denominator for diluted EPS from discontinued operations	50,157	50,362	49,987	48,138	49,667	49,423	51,515	51,834	51,061	50,870

Diluted earnings per share from continuing operations	$0.30	$0.21	$0.27	$0.14	$0.93	$0.36	$0.17	$0.19	$0.28	$1.01
Diluted earnings per share from discontinued operations	$0.07	$0.05	$0.07	$0.05	$0.24	$0.11	$0.08	$0.07	$0.03	$0.28

*Note: We adopted the provisions of EITF 04-8 in December 2004, which requires that the dilutive impact of contingently issuable shares from our $150 million of convertible notes be included in the diluted earnings per share calculation.
**Note: We classified our surgical urology and clinical and consumer healthcare segments as discontinued operations at March 31, 2006.
Accordingly we have restated our EPS calculation to reflect the results of these segments as discontinued operations.

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME - RESTATED FOR CONTINUING OPERATIONS
(unaudited, in thousands, except per share data)

	6/30/2004	9/30/2004	12/31/2004	3/31/2005	FY05	6/30/2005	9/30/2005	12/31/2005	3/31/2006	FY06

Net sales	$65,544	$54,322	$63,181	$68,679	$251,726	$74,126	$58,672	$63,072	$72,402	$268,272

Cost of sales	17,805	14,630	15,711	16,430	64,576	18,346	14,723	16,176	19,964	69,209
Gross profit	47,739	39,692	47,470	52,249	187,150	55,780	43,949	46,896	52,438	199,063

Selling, general and administrative	20,372	19,081	22,347	24,551	86,351	25,003	24,269	25,694	25,996	100,962
Research and development	5,892	5,754	6,218	7,370	25,234	6,340	7,493	7,781	7,422	29,036
Restructuring charge	-	-	-	10,184	10,184	-	-	-	-	-
	26,264	24,835	28,565	42,105	121,769	31,343	31,762	33,475	33,418	129,998

Operating income	21,475	14,857	18,905	10,144	65,381	24,437	12,187	13,421	19,020	69,065

Interest (expense)	(1,315)	(1,165)	(1,293)	(1,320)	(5,093)	(1,339)	(1,408)	(1,397)	(1,546)	(5,690)
Interest income	405	516	670	360	1,951	701	881	919	1,623	4,124
Other income (expense)	(79)	105	247	233	506	42	131	103	(90)	186

Income before income taxes	20,486	14,313	18,529	9,417	62,745	23,841	11,791	13,046	19,007	67,685

Income taxes	6,431	4,403	5,844	3,259	19,937	6,766	3,609	3,800	5,431	19,606
Net income from continuing operations	14,055	9,910	12,685	6,158	42,808	17,075	8,182	9,246	13,576	48,079
Net income from discontinued operations (net of tax)	3,599	2,624	3,644	2,206	12,073	5,400	3,936	3,498	1,444	14,278
Net income	$17,654	$12,534	$16,329	$8,364	$54,881	$22,475	$12,118	$12,744	$15,020	$62,357

Earnings per share from continuing operations
Basic earnings per share	$0.33	$0.23	$0.30	$0.15	$1.02	$0.40	$0.19	$0.21	$0.31	$1.12
Diluted earnings per share	$0.30	$0.21	$0.27	$0.14	$0.93	$0.36	$0.17	$0.19	$0.28	$1.01

Earnings per share from discontinued operations
Basic earnings per share	$0.09	$0.06	$0.09	$0.06	$0.29	$0.13	$0.09	$0.08	$0.03	$0.33
Diluted earnings per share	$0.07	$0.05	$0.07	$0.05	$0.24	$0.11	$0.08	$0.07	$0.03	$0.28

Earnings per share consolidated
Basic earnings per share	$0.42	$0.29	$0.39	$0.21	$1.31	$0.53	$0.28	$0.29	$0.34	$1.45
Diluted earnings per share	$0.37	$0.26	$0.34	$0.19	$1.17	$0.47	$0.25	$0.26	$0.31	$1.29
Dividends per share	$0.15	$0.17	$0.17	$0.17	$0.66	$0.17	$0.18	$0.18	$0.18	$0.71

Weighted average shares outstanding
Basic	42,163	42,548	42,367	40,579	41,921	42,234	43,253	43,535	43,406	42,995
Diluted	50,157	50,362	49,987	48,138	49,667	49,423	51,515	51,834	51,061	50,870

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)

	Fiscal Year 2006 ending March 31, 2006
	Q1	Q2	Q3	Q4	FY

Breast aesthetics	$64,808	$50,530	$54,964	$62,887	$233,189
Body aesthetics	4,993	4,113	3,764	4,912	17,782
Other aesthetics, including facial	4,325	4,029	4,344	4,603	17,301
Aesthetic sales	74,126	58,672	63,072	72,402	268,272

Erectile dysfunction	6,862	6,559	7,161	7,844	28,426
Brachytherapy	3,983	4,110	4,013	4,605	16,711
Women's health (pelvic floor)*	6,362	5,002	5,826	5,772	22,962
Disposable urinary care/other	17,012	14,189	13,946	16,224	61,371
Surgical urology sales	34,219	29,860	30,946	34,445	129,470

Clinical and consumer sales	26,966	25,755	26,498	26,773	105,992

Total sales	$135,311	$114,287	$120,516	$133,620	$503,734

* Includes royalty revenue

	Fiscal Year 2005 ending March 31, 2005
	Q1	Q2	Q3	Q4	FY

Breast aesthetics	$57,420	$46,881	$54,213	$58,906	$217,420
Body aesthetics	4,773	3,866	4,647	5,323	18,609
Other aesthetics, including facial	3,351	3,575	4,321	4,450	15,697
Aesthetic sales	65,544	54,322	63,181	68,679	251,726

Erectile dysfunction	6,350	6,197	6,485	7,321	26,353
Brachytherapy	3,855	3,788	3,937	4,248	15,828
Women's health (pelvic floor)*	5,918	5,702	5,569	6,304	23,493
Disposable urinary care/other	15,789	14,687	15,890	17,252	63,618
Surgical urology sales	31,912	30,374	31,881	35,125	129,292

Clinical and consumer sales	24,976	24,083	25,539	27,781	102,379

Total sales	$122,432	$108,779	$120,601	$131,585	$483,397

* Includes royalty revenue